UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2022

Direct Investment Holdings Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-11777	95-6799846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 S. Pine Island Rd, Suite 300 Plantation FL	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 456-9782

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FEPI	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Supplement to Form 8-K

Direct Investment Holdings Group, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a duly called Special Meeting of the Board of Directors, the following changes in the Board of Directors of the Company were ratified effective July 25, 2022:

Acceptance of resignation of R. Neil Crouch II as Director.

Acceptance of resignation of Christophe Malbec as Director.

Acceptance of appointment as Director, until a successor is elected or appointed and qualified, by James Anderson.

Acceptance of appointment as Director, until a successor is elected or appointed and qualified, by Glen Gomez.

Acceptance of appointment as Director, until a successor is elected or appointed and qualified, by Emilia Linadarkis.

Each newly appointed Director is filing a timely form 3 listing all interests in the Company on the same date as this Form 8-k.

Item 8.01 Other Events

A Special Meeting of the Board of Directors was held effective 07/25/2022, during which all actions of persons acting as the Board of Directors to that date were affirmed and ratified. Minutes of the meeting and of all prior meetings of persons acting but not yet having accepted appointment as members of the Board of Directors were properly recorded in the Company’s minute books and records.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Direct Investment Holdings Group Inc.
(Registrant)

Date 07/25/2022	/s/ James Anderson
(Signature)*

*Print name and title of the signing officer under his signature.	James Anderson, President